[LOGO] First Niagara
       Financial Group, Inc.

           FIRST NIAGARA FINANCIAL GROUP REPORTS THIRD QUARTER RESULTS

Lockport, N.Y. - October 13, 2006 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced net income of $23.6 million for the third quarter of 2006, or $0.22 per diluted share as compared to $24.8 million, or $0.23 per diluted share for the second quarter 2006. These results compare to net income of $24.2 million, or $0.22 per diluted share for the same period of 2005.

Two previously announced transactions impacted the quarter. First was the sale in July of $24.7 million of manufactured housing loans acquired as part of the Hudson River acquisition at a gain and the related decrease in interest income from that portfolio compared to the linked quarter. Second was the reduction in the number of members of the Board of Directors from 15 to 10 which resulted in the recognition of additional compensation expense for the retiring directors. The linked quarter also included two unusual items; the recognition of additional interest income related to the call of certain FHLB borrowings and, severance costs related to staff reductions. While the combined net impact of the current quarter items is minimal, the linked quarter results included a $.01 net benefit per diluted share as a result of these transactions.

During the September quarter, average total loans increased $137.2 million, net of the manufactured housing portfolio sale, including a 15% annualized increase in commercial business lending and a 23% annualized increase in home equity loans. The benefit of the portfolio growth, along with the continued repricing of variable rate assets, resulted in a 6 basis point improvement in the taxable equivalent yield on interest-earning assets to 6.06% for the three month period. At September 30, 2006, outstanding commercial loan commitments totaled $324.4 million, including $170.1 million in commercial building loan disbursements.

Average deposit balances increased 4% annualized during the quarter, with average noninterest bearing accounts up 16% over second quarter levels. At September 30, 2006 deposits totaled $5.58 billion, a decrease of 5% on an annualized basis from June 30, 2006 as we maintained our pricing discipline in an increasingly competitive environment across our markets. Although wholesale borrowings decreased an additional $71.1 million with the continuation of the Company's deleverage strategy during the quarter, the rate paid on interest-bearing liabilities increased 15 basis points over the linked quarter to 2.97%. As a result, the taxable equivalent net interest margin declined to 3.54% for the quarter. That 5 basis point reduction compares to a 9 basis point decrease in the linked quarter, excluding the impact of the unusual events in that period.

Credit trends were very favorable during the quarter, with annualized net charge-offs to average loans and non-performing loans to total loans improving to 0.09% and 0.30%, respectively. Non-performing loans totaled $17.1 million at September 30, 2006, a decrease from $17.5 million at the end of the second quarter. The provision for credit losses of $1.3 million during the period compared to $1.6 million for the linked quarter. At September 30, 2006, the allowance for credit losses was 1.28% of total loans and 424% of non-performing loans.

Noninterest income for the third quarter decreased 4% to $26.6 million, excluding the gain on the manufactured housing loan sale, compared to $27.8 million for the linked quarter. An industry wide softening in renewal rates for personal and commercial insurance lines resulted in a decline in risk management revenue during the current quarter. In addition, competitive market conditions resulted in a continuing reduction in fees collected on loans and leases. At September 30, 2006, noninterest income represented 30% of net revenues, excluding the net impact of the manufactured housing portfolio sale.

Noninterest expenses were comparable to the linked quarter, excluding the costs associated with the Board reduction this quarter and staff severance expenses recognized in the prior period. The consolidation of three branch locations and other efficiency-driven initiatives mitigated the impact of a full quarter of operating expenses for new branch locations and the opening of a new Regional Market Center in downtown Buffalo. Our year to date efficiency ratio remained at 58%.

Outlook - We expect that the ongoing execution of our customer focused, relationship based strategy will continue to enhance both our loan and deposit mix. However, given the expectation that the yield curve will remain flat to inverted for the foreseeable future, we will also look to further deleverage the balance sheet at least through year-end. As a result, modest additional margin decline is expected in the fourth quarter, with the full year margin still forecasted to approximate 3.60%. Favorable credit trends are anticipated to continue at least through the fourth quarter and, while the benefits of our ongoing efficiency focus will further align our operations with key growth opportunities, our efficiency ratio for 2006 is not expected to improve beyond current levels.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.0 billion and deposits of $5.6 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 119 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Friday, October 13, 2006 to discuss these third quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until October 27, 2006 by dialing 1-877-660-6853, account number 240, conference number 214540.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
----------------
Paul J. Kolkmeyer.                 President and CEO
John R. Koelmel.                   Chief Financial Officer
Ann M. Segarra.                    Corporate Controller
                                   (716) 625-7509
                                   ann.segarra@fnfg.com
Leslie G. Garrity.                 Public Relations and Corporate Communications
                                   Manager
                                   (716) 625-7528
                                   leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                             2006                                2005
                                                          -----------------------------------------   ---------------------------
                                                          September 30,    June 30,       March 31,   December 31,   September 30,
                                                          -------------   ----------     ----------   ------------   ------------
---------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Securities available for sale                              $1,204,048      1,317,035      1,489,402      1,604,888      1,663,178
Loans and leases:
   Commercial:
    Real estate                                            $2,037,311      1,995,287      1,904,305      1,870,483      1,818,217
    Business                                               $  546,976        529,627        504,935        473,571        479,473
                                                           ----------     ----------     ----------     ----------     ----------
     Total commercial loans                                $2,584,287      2,524,914      2,409,240      2,344,054      2,297,690

   Residential real estate                                 $2,254,294      2,245,795      2,209,518      2,182,907      2,136,961
   Home equity                                             $  463,773        446,562        418,719        403,340        383,350
   Other consumer                                          $  178,131        180,041        182,367        178,732        181,488
   Specialized lending                                     $  156,281        177,375        164,552        159,759        159,935
   Net deferred costs and discounts                        $   26,217         24,617         21,927         19,847         16,153
                                                           ----------     ----------     ----------     ----------     ----------
     Total loans and leases                                $5,662,983      5,599,304      5,406,323      5,288,639      5,175,577
   Allowance for credit losses                             $   72,697         72,662         72,441         72,340         72,290
                                                           ----------     ----------     ----------     ----------     ----------
     Loans and leases, net                                 $5,590,286      5,526,642      5,333,882      5,216,299      5,103,287
Goodwill and other intangibles                             $  752,256        755,118        757,738        760,707        763,250
Total assets                                               $8,011,500      8,106,776      8,079,957      8,064,832      8,039,284
Total interest-earning assets                              $6,934,014      7,043,036      7,016,550      6,987,526      6,949,644

Deposits:
   Core:
    Savings                                                $1,531,048      1,585,934      1,604,326      1,619,187      1,652,552
    Interest-bearing checking                              $1,219,743      1,189,275      1,167,361      1,182,995      1,130,264
    Noninterest-bearing                                    $  628,321        628,478        584,820        592,076        569,308
                                                           ----------     ----------     ----------     ----------     ----------
     Total core deposits                                   $3,379,112      3,403,687      3,356,507      3,394,258      3,352,124
   Certificates                                            $2,202,362      2,245,620      2,169,838      2,085,154      1,996,097
                                                           ----------     ----------     ----------     ----------     ----------
     Total deposits                                        $5,581,474      5,649,307      5,526,345      5,479,412      5,348,221

Borrowings                                                 $  919,398        990,463      1,082,410      1,096,427      1,163,327
Total interest-bearing liabilities                         $5,872,551      6,011,292      6,023,935      5,983,763      5,942,240
Net interest-earning assets                                $1,061,463      1,031,744        992,615      1,003,763      1,007,404
Stockholders' equity                                       $1,383,878      1,360,926      1,367,385      1,374,423      1,380,970
Tangible equity (1)                                        $  631,622        605,808        609,647        613,716        617,720
Securities available for sale fair value
   adjustment included in stockholders' equity             $  (15,671)       (25,189)       (22,562)       (18,083)       (15,005)
Common shares outstanding (2)                                 106,701        106,528        107,721        108,656        109,755
Treasury shares                                                 9,250          9,549          8,276          7,280          6,117
Total loans serviced for others                            $  385,107        377,150        378,665        378,253        372,341
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL
---------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                                       12.63%         11.40%         11.23%         11.01%         11.95%
Total risk based capital                                        13.86%         12.65%         12.48%         12.26%         13.20%
Tier 1 (core) capital                                            8.99%          7.92%          7.57%          7.56%          8.11%
Tangible capital                                                 8.99%          7.92%          7.57%          7.56%          8.11%
Equity to assets                                                17.27%         16.79%         16.92%         17.04%         17.18%
Tangible equity to tangible assets(1)                            8.70%          8.24%          8.33%          8.40%          8.49%
Book value per share (2)                                   $    12.97          12.78          12.69          12.65          12.58
Tangible book value per share (1)(2)                       $     5.92           5.69           5.66           5.65           5.63
---------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Commercial real estate                                  $    7,196          7,482          8,122          6,755          8,791
   Commercial business                                     $    2,960          2,458          3,074          3,171          2,541
   Residential real estate                                 $    3,450          3,904          4,905          5,911          5,389
   Home equity                                             $      667            620            678            567            621
   Other consumer                                          $      633            592            742            953          1,060
   Specialized lending                                     $    2,225          2,473          3,089          4,573          3,945
                                                           ----------     ----------     ----------     ----------     ----------
    Total non-performing loans                             $   17,131         17,529         20,610         21,930         22,347
Real estate owned                                          $      659          1,039            986            843          1,097
                                                           ----------     ----------     ----------     ----------     ----------
    Total non-performing assets                            $   17,790         18,568         21,596         22,773         23,444

Net loan charge-offs                                       $    1,264          1,335          2,199          2,450          2,226
Net charge-offs to average loans (annualized)                    0.09%          0.10%          0.17%          0.19%          0.17%
Provision for credit losses                                $    1,300          1,556          2,300          2,500          1,647
Provision for credit losses as a
   percentage of average loans (annualized)                      0.09%          0.11%          0.18%          0.19%          0.13%
Total non-performing loans to total loans                        0.30%          0.31%          0.38%          0.41%          0.43%
Total non-performing assets as a
   percentage of total assets                                    0.22%          0.23%          0.27%          0.28%          0.29%
Allowance for credit losses to total loans                       1.28%          1.30%          1.34%          1.37%          1.40%
Allowance for credit losses
   to non-performing loans                                      424.4%         414.5%         351.5%         329.9%         323.5%
---------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                                   1,891          1,939          1,958          1,984          1,922
Number of branches                                                119            122            120            118            117

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                          2006                                   2005
                                                      -------------------------------------------  --------------------------------
                                                      Year-to-Date  Third      Second     First    Year Ended    Fourth    Third
                                                      September 30  Quarter    Quarter    Quarter  December 31,  Quarter   Quarter
                                                      ---------------------   --------   --------  ------------  -------   --------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                                         $309,667    105,026    104,011    100,630    375,217      98,475     96,297
Interest expense                                        $122,652     44,400     40,175     38,077    125,067      35,613     32,801
                                                        --------   --------   --------   --------   --------    --------   --------
   Net interest income                                  $187,015     60,626     63,836     62,553    250,150      62,862     63,496
Provision for credit losses                             $  5,156      1,300      1,556      2,300      7,348       2,500      1,647
                                                        --------   --------   --------   --------   --------    --------   --------
   Net interest income after provision for credit       $181,859     59,326     62,280     60,253    242,802      60,362     61,849
   losses

Noninterest income:
   Banking services                                     $ 28,895      9,861      9,983      9,051     37,327       9,775     10,115
   Risk management services                             $ 33,380     10,855     11,705     10,820     29,838      10,183      8,213
   Employee benefits administration                     $  2,830      1,012        923        895      1,588       1,226        362
   Wealth management services                           $  6,396      1,990      2,133      2,273      6,753       1,572      1,700
   Lending and leasing                                  $  5,324      1,608      1,969      1,747      7,204       1,935      1,923
   Bank-owned life insurance                            $  2,277        774        756        747      3,837         744        965
   Other                                                $  4,213      3,502        333        378      4,116         776      2,362
                                                        --------   --------   --------   --------   --------    --------   --------
    Total noninterest income                            $ 83,315     29,602     27,802     25,911     90,663      26,211     25,640

Noninterest expense:
   Salaries and benefits                                $ 91,449     31,436     30,411     29,602     99,522      27,630     26,006
   Occupancy and equipment                              $ 16,452      5,538      5,241      5,673     18,863       4,905      4,765
   Technology and communications                        $ 15,220      5,117      5,109      4,994     19,555       5,573      5,091
   Marketing and advertising                            $  5,354      1,775      1,792      1,787      6,994       1,455      1,685
   Professional services                                $  2,861        929      1,069        863      7,784       1,720      1,718
   Amortization of intangibles                          $  8,964      2,890      2,994      3,080     12,083       3,467      3,254
   Other                                                $ 16,776      5,410      5,456      5,910     23,405       5,634      5,289
                                                        --------   --------   --------   --------   --------    --------   --------
    Total noninterest expense                           $157,076     53,095     52,072     51,909    188,206      50,384     47,808

    Income before income taxes                          $108,098     35,833     38,010     34,255    145,259      36,189     39,681
Income taxes                                            $ 37,134     12,275     13,212     11,647     52,400      12,689     15,508
                                                        --------   --------   --------   --------   --------    --------   --------
    Net income                                          $ 70,964     23,558     24,798     22,608     92,859      23,500     24,173
                                                        ========   ========   ========   ========   ========    ========   ========
-----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                                $   0.66       0.22       0.23       0.21       0.85        0.22       0.22
   Diluted                                              $   0.66       0.22       0.23       0.21       0.84        0.21       0.22
Cash dividends                                          $   0.34       0.12       0.11       0.11       0.38        0.10       0.10
Dividend payout ratio                                      51.52%     54.55%     47.83%     52.38%     44.71%      45.45%     45.45%
Dividend yield (annualized)                                 3.11%      3.26%      3.15%      3.04%      2.63%       2.74%      2.75%
Market price (NASDAQ: FNFG):
   High                                                 $  15.20      15.20      14.74      15.16      15.16       15.15      15.16
   Low                                                  $  13.38      13.54      13.44      13.38      12.05       13.35      13.78
   Close                                                $  14.62      14.62      14.02      14.66      14.47       14.47      14.44
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
Net income (annualized):
   Return on average assets                                 1.18%      1.16%      1.23%      1.14%      1.18%       1.16%      1.20%
   Return on average equity                                 6.91%      6.79%      7.27%      6.67%      6.76%       6.76%      6.89%
   Return on average tangible equity (1)                   15.39%     15.02%     16.28%     14.88%     14.41%      15.12%     14.84%

Noninterest income as a percentage of net revenue          30.82%     32.81%     30.34%     29.29%     26.60%      29.43%     28.77%
Efficiency ratio - Consolidated                             58.1%      58.8%      56.8%      58.7%      55.2%       56.6%      53.6%
                 - Banking segment (3)                      52.9%      54.1%      50.6%      53.9%      51.0%       50.1%      49.1%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                2006                                         2005
                                          --------------------------------------------------  -------------------------------------
                                          Year-to-Date   Third        Second       First      Year Ended     Fourth       Third
                                          September 30   Quarter      Quarter      Quarter    December 31,   Quarter      Quarter
                                          ------------  ----------   ----------   ----------  -----------   ----------   ----------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost              $1,450,660    1,299,108    1,463,333    1,592,764    1,688,250    1,650,915    1,684,748
Loans (4)
Commercial:
    Real estate                            $1,941,701    2,016,806    1,936,790    1,869,891    1,748,839    1,837,831    1,791,748
    Business                               $  513,041      539,824      520,368      478,253      462,355      469,860      471,258
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total commercial loans                $2,454,742    2,556,630    2,457,158    2,348,144    2,211,194    2,307,691    2,263,006
  Residential                              $2,235,660    2,261,904    2,234,926    2,209,575    2,095,963    2,171,723    2,127,127
  Home equity                              $  435,700      460,241      435,366      410,952      360,519      397,192      366,467
  Other consumer                           $  185,230      182,348      186,903      186,486      186,368      185,191      182,406
  Specialized lending                      $  167,563      163,961      173,566      165,175      159,645      164,174      162,846
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total loans                           $5,478,895    5,625,084    5,487,919    5,320,332    5,013,689    5,225,971    5,101,852

Total interest-earning assets              $6,997,235    6,984,200    7,031,114    6,976,304    6,778,663    6,942,574    6,886,717
Goodwill and other intangibles             $  756,403      753,496      756,491      759,284      729,816      761,802      746,494
Total assets                               $8,050,641    8,033,309    8,082,794    8,035,848    7,852,588    8,012,375    8,002,582

Interest-bearing liabilities:
  Savings accounts                         $1,582,470    1,560,235    1,585,764    1,601,868    1,643,757    1,627,571    1,669,466
  Checking                                 $1,178,656    1,205,335    1,181,493    1,148,515    1,174,366    1,169,508    1,151,334
  Certificates of deposit                  $2,184,477    2,236,959    2,207,201    2,107,851    1,831,418    2,043,388    1,905,781
  Borrowed funds                           $1,033,213      928,766    1,045,184    1,127,879    1,176,711    1,102,370    1,183,924
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total interest-bearing liabilities    $5,978,816    5,931,295    6,019,642    5,986,113    5,826,252    5,942,837    5,910,505

Noninterest-bearing deposits               $  587,704      614,880      590,754      556,840      547,599      574,364      584,871
Total deposits                             $5,533,307    5,617,409    5,565,212    5,415,074    5,197,140    5,414,831    5,311,452
Total liabilities                          $6,677,855    6,657,635    6,715,447    6,660,514    6,478,174    6,634,128    6,609,765
Net interest-earning assets                $1,018,419    1,052,905    1,011,472      990,191      952,411      999,737      976,212
Stockholders' equity                       $1,372,786    1,375,674    1,367,347    1,375,334    1,374,414    1,378,246    1,392,817
Tangible equity (1)                        $  616,383      622,178      610,856      616,050      644,598      616,444      646,323
Common shares outstanding (2):
  Basic                                       107,206      106,599      106,985      108,042      109,646      109,011      110,227
  Diluted                                     108,176      107,548      107,897      109,026      110,658      110,032      111,239
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
-----------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost                    4.07%        4.17%        4.07%        3.99%        3.67%        3.86%        3.71%
Loans
Commercial:
    Real estate                                  6.89%        6.87%        6.89%        6.90%        6.68%        6.76%        6.71%
    Business                                     7.43%        7.67%        7.48%        7.12%        6.46%        6.83%        6.50%
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
      Total commercial loans                     7.00%        7.04%        7.02%        6.95%        6.63%        6.78%        6.67%
  Residential                                    5.56%        5.56%        5.57%        5.56%        5.54%        5.49%        5.53%
  Home equity                                    6.83%        6.97%        6.84%        6.67%        6.13%        6.32%        6.23%
  Other consumer                                 7.45%        7.58%        7.44%        7.33%        6.71%        6.77%        7.03%
  Specialized lending                            9.84%        8.67%       10.27%       10.55%       10.67%       10.66%       10.67%
      Total loans                                6.50%        6.50%        6.53%        6.47%        6.27%        6.33%        6.30%

Total interest-earning assets                    5.99%        6.06%        6.00%        5.89%        5.60%        5.73%        5.64%

Savings accounts                                 1.46%        1.56%        1.46%        1.36%        1.09%        1.26%        1.13%
Interest-bearing checking                        1.76%        1.96%        1.79%        1.51%        1.15%        1.37%        1.14%
Certificates of deposit                          3.77%        4.06%        3.78%        3.43%        2.77%        3.16%        2.86%
Borrowed funds                                   3.65%        3.99%        3.18%        3.79%        3.62%        3.61%        3.68%
    Total interest-bearing liabilities           2.74%        2.97%        2.67%        2.58%        2.14%        2.37%        2.20%

Tax equivalent net interest rate spread          3.25%        3.09%        3.33%        3.31%        3.46%        3.36%        3.44%
Tax equivalent net interest rate margin          3.65%        3.54%        3.71%        3.68%        3.75%        3.70%        3.75%

----------
(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)   Includes nonaccrual loans.